UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2024

OS THERAPIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42195	82-5118368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Pullman Crossing Road, Suite 103 Grasonville, Maryland	21638
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 297-7793

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	OSTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

OS Therapies Incorporated

December 24, 2024

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement and Purchase Agreement

On December 24, 2024, OS Therapies Incorporated, an ADC and immunotherapy research and clinical-stage biopharmaceutical company (the “Company”, “we”, “us” or “our”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors immediately separable units (the “Units”), with each Unit being comprised of (i) one share of the Company’s Series A Senior Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and (ii) a warrant to purchase one share of common stock (each a “Warrant”, and such shares, the “Warrant Shares”), at a price per Unit of $4.00, for aggregate gross proceeds of not less than $6 million and not more than $10 million (the “Private Placement”).

The Private Placement is expected to close on or about December 31, 2024, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement.

The Purchase Agreement requires the Company to seek stockholder approval for any transactions contemplated by the Purchase Agreement and the related documents for which the rules of the NYSE American require stockholder approval (“Stockholder Approval”) and to hold a special meeting of the stockholders for the purpose of obtaining Stockholder Approval not later than one hundred days following the closing. In the event Stockholder Approval is not obtained at the first meeting, the Company is required to call a meeting every four months seeking Stockholder Approval until the date Stockholder Approval is obtained.

The Purchase Agreement restricts us from issuing additional shares of our common stock, or securities convertible into or exercisable or exchangeable for shares of common stock during the period beginning from the closing until the later of (x) six months from the closing and (y) the date Stockholder Approval is obtained and deemed effective, and restricts us from entering into variable rate transactions at any time the Investors hold Warrants, subject to certain exceptions.

Series A Preferred Stock and Warrants

The Certificate of Designation (as defined below) sets forth the rights, preferences and limitations of the Series A Preferred Stock, which include, without limitation, (a) the right of the holder to convert such shares of Series A Preferred Stock into shares of the Company’s common stock, with mandatory conversion upon (i) a qualified firm commitment underwritten public offering of common stock raising gross proceeds in excess of $10.0 million, with a per share price not less than $12.00, (ii) a qualified PIPE financing raising gross proceeds in excess of $20.0 million, with a per share price not less than $12.00, (iii) upon a closing of a third-party acquisition where all outstanding shares of common stock (including the shares of common stock issued pursuant to the mandatory conversion of the Series A Preferred Stock) are purchased or exchanged by an unaffiliated third party and in which the consideration paid to all holders of outstanding shares of common stock for such purchase or exchange consists solely of cash at a purchase price per share of common stock not less than $12.00, or (iv) such time as the daily VWAP for the common stock is greater than 300% of the then applicable conversion price for a period of 20 consecutive trading days with minimum average daily trading volume of $2.0 million, (b) a liquidation preference of 150% of the original issue price, (c) the right to one vote per share and vote together with the common stock on an as-converted basis (subject to a voting price floor equal to the closing price of the common stock on the trading day immediately preceding the execution of the Purchase Agreement), except that holders of Series A Preferred Stock shall have the right to vote as a separate class with respect to certain specified matters, and (d) such other terms and provisions as are set forth in the Certificate of Designation.

Each share of Series A Preferred Stock is convertible into a number of shares of common stock at a conversion ratio equal to (A) the original issue price of the Series A Preferred Stock divided by (B) the conversion price of the Series A Preferred Stock. The original issue price and the conversion price of the Series A Preferred Stock will initially be $4.00 (resulting in an initial conversion ratio of 1:1) and are subject to adjustment as set forth in the Certificate of Designation.

Each of the Warrants to be issued at the closing will be exercisable into shares of common stock, at an initial exercise price of $4.40 per share, subject to adjustment as set forth therein. The Warrants will be exercisable by the holder for a period beginning from the initial issuance date until five years from the later of (a) the Resale Effective Date (as defined in the Purchase Agreement) and (b) the date Stockholder Approval is obtained.

The conversion price of the Series A Preferred Stock and the exercise price of the Warrants are subject to (a) adjustment upon the occurrence of certain events, including the sale of equity securities by the Company at an effective price per share less than the then conversion price or exercise price, as applicable, during the two-year period beginning from the initial issuance date, subject to certain exceptions (“Dilutive Issuances”) (provided, that if any such Dilutive Issuance occurs prior to the Applicable Reset Date (as defined below), the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately adjusted such that the aggregate exercise price of the Warrants on the issuance date for the Warrant Shares then outstanding shall remain unchanged), and (b) a one-time automatic reset on (x) March 15, 2025, provided that any applicable Stockholder Approval shall have been obtained on or prior to March 15, 2025 or (y) if such Stockholder Approval shall not have been obtained on or prior to March 15, 2025, the date that is ten business days following the date such Stockholder Approval is obtained (the “Applicable Reset Date”), to the lower of (A) the ten-trading day average VWAP of the common stock immediately prior to the Applicable Reset Date or (B) the lowest closing price of the common stock on any of ten trading days immediately preceding the Applicable Reset Date, subject to a floor of no less than $1.00 and ceiling no greater than $4.00.

Registration Rights Agreement

In connection with the Private Placement, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to use its reasonable best efforts to, by no later than thirty days following the closing, submit to the U.S. Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of a number of shares of common stock underlying the Series A Preferred Stock and the Warrants issued pursuant to the Purchase Agreement equal to 300% of the shares of common stock initially issuable thereunder, and to use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 45 days thereafter.

Voting Agreement

In connection with the Private Placement, certain officers and directors of the Company, in their capacities as stockholders of the Company, will enter into a Voting Agreement (the “Voting Agreement”) with the Company and the Investors, pursuant to which such stockholders will agree to vote all shares of common stock owned by them in favor of any proposal for approval of any transactions contemplated under the Purchase Agreement and related documents requiring Stockholder Approval.

Placement Agency Agreement

The Company has engaged Brookline Capital Markets, a division of Arcadia Securities, LLC (“Brookline”), to act as exclusive placement agent for the issuance and sale of the securities in the Private Placement. Pursuant to the terms of a letter agreement, dated December 27, 2024, between the Company and Brookline (the “Placement Agency Agreement”), the Company agreed to pay Brookline an aggregate cash fee (the “Cash Fee”) equal to (i) 7% of the gross proceeds received by the Company from the sale of the securities in the Private Placement to Investors other than certain Investors identified on Schedule A thereto (“Reduced Fee Investors”) plus (ii) 3% of the gross proceeds received by the Company from the sale of the securities in the Private Placement to Reduced Fee Investors, plus certain expenses; provided that Ceros Financial Services, Inc., Brookline’s selected dealer for the Private Placement (“Ceros”) shall be entitled to 33.3% of the Cash Fee.

In addition, the Company also agreed to pay Brookline or its designee a fee in the form of warrants to purchase shares of the Company’s common stock (the “Agent Warrants”). The Agent Warrants will be initially exercisable into a number of shares of common stock equal to (i) 7% of the number of shares of common stock initially issuable pursuant to the shares of Series A Preferred Stock issued to Investors other than Reduced Fee Investors in the Private Placement plus (ii) 3% of the number of shares of Common Stock initially issuable pursuant to the shares of Series A Preferred Stock issued to Reduced Fee Investors in the Private Placement; provided that, Ceros shall be entitled to 33.3% of the Agent Warrants. The terms of the Agent Warrants are substantially similar to the terms of the Warrants, except the Agent Warrants will not be exercisable until Stockholder Approval is obtained. The Placement Agency Agreement contains customary representations, warranties, and indemnification of Brookline and Ceros by the Company.

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement, Voting Agreement, Placement Agency Agreement, Warrants and Agent Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement, form of Registration Rights Agreement, form of Voting Agreement, form of Placement Agency Agreement, form of Warrant and form of Agent Warrant which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

We incorporate the information set forth in Item 1.01 into this Item 3.02 by reference. The issuance of the Series A Preferred Stock, the Warrants, the Agent Warrants and any related shares of common stock issuable thereunder will not be registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and the rules promulgated thereunder, and corresponding provisions of state securities or “blue sky” laws, which exempts transactions by an issuer not involving any public offering.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 27, 2024, the Company, in accordance with Section 151(g) of the Delaware General Corporation Law, filed a Certificate of Designation, Preferences, Rights and Limitations of Series A Senior Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of the State of Delaware, providing for the rights, preferences and limitations of the Series A Preferred Stock. We incorporate the information set forth in Item 1.01 under the caption “Series A Preferred Stock and Warrants” into this Item 5.03 by reference.

The foregoing description of the Certificate of Designation including the incorporated information set forth in Item 1.01 is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On December 24, 2024, the Company issued a press release announcing the pricing of $6 million in Units under the Purchase Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Rights, Preferences and Limitations of Series A Senior Convertible Preferred Stock of OS Therapies Incorporated.
4.1	Form of Warrant.
4.2	Form of Agent Warrant.
10.1	Securities Purchase Agreement, dated December 24, 2024, by and among OS Therapies Incorporated and the purchasers party thereto.*
10.2	Form of Registration Rights Agreement.
10.3	Form of Voting Agreement.
10.4	Letter Agreement, dated December 27, 2024, by and between OS Therapies Incorporated and Brookline Capital Markets, a division of Arcadia Securities, LLC.
99.1	Press Release, dated December 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(a)(5) or Item 601(b)(10)(iv), as applicable, of Regulation S-K. The Registrant agrees to furnish supplemental copies of all omitted exhibits to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OS THERAPIES INCORPORATED

Dated: December 30, 2024	By:	/s/ Paul A. Romness, MPH
		Name:	Paul A. Romness, MPH
		Title:	President and Chief Executive Officer

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